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                                  EXHIBIT 23.5




                                     Consent


         In connection with the filing of a Registration Statement on Form S-1 (the "Registration Statement") by Tweeter Home Entertainment Group, Inc. (the "Company"), the undersigned consents, on behalf of Audio Video International Magazine, to the inclusion of the following clause (or any clause or sentence substantially similar to the following clause) in the Registration Statement, and to the filing of this consent with the Securities and Exchange Commission as an exhibit to the Registration Statement:

         "The Company has been recognized as the "Consumer Electronics Retailer of the Year" in both 1996 and 1997 by Audio Video International Magazine..."




                                   For Audio Video International Magazine


                                   /s/ Bruce Jacobs
                                   --------------------------------------
                                   Name: Bruce Jacobs
                                   Title: Associate Publisher